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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement of Escalon Medical Corp. on Form S-3 for the registration of 920,000 shares of common stock of our report dated September 19, 2003 relating to the consolidated financial statements, which appear in Escalon Medical Corp. Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ Parente Randolph, LLC

Philadelphia, Pennsylvania
April 8, 2004